As filed with the Securities and Exchange Commission on June 26, 2018.
Registration No. 333-221472

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 7
TO
FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

ENTERA BIO LTD.
(Exact Name of Registrant as Specified in its Charter)

State of Israel	2836	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
Entera Bio Ltd.
Kiryat Hadassah
Minrav Building – Fifth Floor
Jerusalem 9112002
Israel
+972 (2) 532-7151
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Cogency Global Inc.
10 E 40th Street, 10th Floor
New York, New York 10016
+1 (800) 221-0102
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Michael P. Kaplan, Esq. Sophia Hudson, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, New York 10017 (212) 450-4000	Yair Geva, Adv. Ron Ben-Menachem, Adv. Tomer Farkash, Adv. Herzog Fox & Neeman 4 Weizmann Street Tel Aviv 6423904, Israel +972 (3) 692-2020	Ivan K. Blumenthal, Esq. Mintz, Levin, Cohn, Ferris, Glovsky, and Popeo PC 666 Third Avenue New York, New York 10017 (212) 935-3000	Chaim Friedland, Adv. Ari Fried, Adv. Gornitzky & Co. Zion House 45 Rothschild Blvd. Tel Aviv 6578403, Israel +972 (3) 710-9191

Approximate date of commencement of proposed sale to the public: As soon as practicable after effectiveness of this registration statement.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.
Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
†
The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(2)
Units consisting of:
Ordinary shares, par value NIS 0.0000769 per share	$15,318,006.66	$1,907.09
Warrants to purchase ordinary shares, par value NIS 0.0000769 per share(3)	—	—
Ordinary shares, par value NIS 0.0000769 per share, issuable upon exercise of the warrants to purchase ordinary shares	$9,583,337.50	$1,193.13
Total		$3,100.22

(1)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Includes the aggregate offering price of additional securities that the underwriters have the option to purchase, if any.

(2)
The Registrant has previously paid $10,062 in connection with this Registration Statement.

(3)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this registration statement shall also cover an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
Entera Bio Ltd. is filing this Amendment No. 7 to the Registration Statement on Form F-1, as amended (File No. 333-221472) (the “Registration Statement”), solely for the purpose of filing with the U.S. Securities and Exchange Commission an updated copy of Exhibit 5.2 to the Registration Statement.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 6.   Indemnification of Directors and Officers
General.   Our amended Articles set forth the following provisions regarding the grant of insurance coverage, indemnification and an exemption from liability to any of our directors or officers, all subject to the provisions of applicable law. In accordance with such provisions and pursuant to the requisite corporate approvals, we have obtained liability insurance covering our directors and officers, have granted indemnification undertakings to our directors and officers and have agreed to exempt our directors and officers from liability in each case, to the fullest extent permitted by our amended Articles and applicable law, including with respect to liabilities resulting from this offering to the extent that these liabilities are not covered by insurance.
Insurance.   We are entitled to insure the liability of any director or officer to the fullest extent permitted by law. Without derogating from the aforesaid, we may enter into a contract to insure the liability of a director or officer for an obligation imposed on him or her in consequence of an act done in his or her capacity as such, in any of the following cases:
•
a breach of the duty of care toward us or a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•
a breach of the duty of loyalty toward us, provided that the director or officer acted in good faith and had reasonable basis to believe that the act would not harm us;

•
a monetary obligation imposed on him or her in favor of a third party;

•
a payment imposed on him or her in favor of an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law; or

•
reasonable litigation expenses, including attorney fees, incurred by him or her in connection with a proceeding under Chapters H’3, H’4 or I’l of the Israeli Securities Law or under Article D of the Fourth Chapter, Ninth Part of the Companies Law, if applicable, including reasonable legal expenses, which term includes attorney fees.

Indemnification.   We are entitled to indemnify a director or officer to the fullest extent permitted by law, either retroactively or pursuant to an undertaking given in advance. Without derogating from the aforesaid, we may indemnify our directors or officers for liability or expense imposed on him or her in consequence of an action taken by him in his capacity as such, as follows:
•
a financial obligation or liability imposed on or incurred in favor of another person and/or legal entity, including by any government office, or expended as a result of a court judgment, including in a settlement or an arbitrator’s decision approved by a court of law, in respect of any act or omission taken or made by him or her in his or her capacity as a director or an officer of the Company of any of its subsidiaries;

•
reasonable legal expenses, including attorney’s fees, expended by him or her as a result of an investigation or proceeding instituted against him or her by a competent authority, provided that such investigation or proceeding concluded without the filing of an indictment against him or her and without any financial liability imposed on him or her in lieu of criminal proceedings, or that is concluded with the imposition of a financial liability in lieu of criminal proceedings but relates to a criminal offense that does not require proof of criminal intent or in connection with a financial sanction imposed on him or her in his or her capacity as a director or an officer of the Company or of any of its subsidiaries;

•
reasonable legal expenses, including attorney’s fees, and all other costs, expenses and obligations incurred in connection with investigating, defending, being a witness in or participating in (including on appeal), or preparing to defend in or participate, in any action, suit, proceeding, alternative dispute resolution mechanism, hearing, inquiry or investigation brought against him or her by the Company or on its behalf or by another person or in any criminal prosecution in which he or she was acquitted, or in a criminal prosecution of a crime which does not require proof of criminal intent, in which he or she was convicted, all in respect of actions taken by him or her in his or her capacity as a director or an officer of the Company or of any of its subsidiaries;
•
a payment he or she was obligated to make to an injured party as set forth in Section 52(54)(a)(1)(a) of the Israeli Securities Law;

•
reasonable litigation expenses, including attorney fees, incurred by the director or officer in connection with a proceeding under Chapters H’3, H’4 or I’1 of the Israeli Securities Law; or

•
any other circumstances arising under the law in respect of which the Company may indemnify a director or an officer of the Company (including, without limitation, Section 50P(b)(2) of the Israeli Restrictive Trade Practices Law, 5758-1988).

Exemption.   We are entitled to exempt a director or officer in advance from any or all of his or her liability for damage caused by a breach of his or her duty of care toward us, to the fullest extent permitted by law.
Limitations.   The Companies Law provides that a company may not provide its directors or officers with insurance or indemnification or exempt its directors or officers from liability with respect to the following:
•
a breach of the duty of loyalty to the Company or any of its subsidiaries, except to the extent permitted by the Companies Law, with respect to insurance coverage or indemnification for a breach of the duty of loyalty to the Company or any of its subsidiaries while acting in good faith and having reasonable cause to assume that such act would not prejudice the interest of the Company or any of its subsidiaries, as applicable;

•
a willful or reckless breach of the duty of care, other than a breach committed solely by negligence;

•
an action taken or not taken with the intent of unlawfully realizing personal gain; or

•
a fine or penalty imposed upon the director or the officer for an offense.

Item 7.   Recent Sales of Unregistered Securities.
During the past three years, we issued securities that were not registered under the Securities Act of 1933, as amended, or the Securities Act, as set forth below. We believe that each of such issuances was exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act, Rule 701 and/or Regulation S under the Securities Act.
The following is a summary of transactions during the preceding three fiscal years involving sales of our securities that were not registered under the Securities Act:
•
Pursuant to Convertible Financing Agreements entered into between us, the lenders thereto, or the lenders, and D.N.A Biomedical, between November 2012 and January 2013, the lenders loaned to us an aggregate amount of   $1.15 million. Each of the investors has the right during the term to convert its respective loan amount (subject to adjustment) into our ordinary shares at a conversion price of  $240.26 per ordinary share, and the outstanding loan amounts will be automatically converted into our ordinary shares immediately prior to the closing of this offering. The total number of our ordinary shares that can be acquired upon conversion of the current outstanding loan amounts is 4,786 ordinary shares;

•
Pursuant to the share purchase agreements entered into between us and the other parties identified therein in September and October 2013, we issued an aggregate of 2,318 of our ordinary shares for an aggregate purchase price of  $635,000;

•
Pursuant to the Series A Preferred Share Purchase Agreement with Centillion on January 29, 2014, Centillion purchased 4,172 of our Series A preferred shares (which can be converted into 4,172 of our ordinary shares at the current conversion rate of one ordinary share for one Series A preferred share and will be automatically converted into our ordinary shares at the then-current conversion rate upon the closing of this offering), for a purchase price of   $2.0 million, and we issued to Centillion a warrant to purchase up to 1,043 of our (i) Series A preferred shares prior to the consummation of this offering and (ii) ordinary shares upon the closing of this offering and otherwise after the conversion of all of our Series A preferred shares into our ordinary shares (the shares described in (i) and (ii), the “applicable shares”).
•
Pursuant to the Series A Preferred Share Purchase Agreements we entered into during the course of 2014 and January 2015 with the other parties identified therein, such parties purchased from us an aggregate of 939 of our Series A preferred shares (which can be converted into 939 of our ordinary shares at the current conversion rate of one ordinary share for one Series A preferred share and will be automatically converted into our ordinary shares at the then-current conversion rate upon the closing of this offering), for an aggregate purchase price of   $450,000, and we issued to such parties warrant to purchase up to 234 of the applicable shares.

•
Pursuant to the second Amendment to the Series A Preferred Share Purchase Agreement with Centillion that we entered into on January 21, 2015, Centillion purchased 4,172 of our Series A preferred shares (which can be converted into 4,172 of our ordinary shares at the current conversion rate of one ordinary share for one Series A preferred share and will be automatically converted into our ordinary shares at the then-current conversion rate upon the closing of this offering), for a purchase price of  $2.0 million, and we issued to Centillion a warrant to purchase up to 1,043 of our applicable shares. In addition, we issued to Centillion an additional warrant that is exercisable upon (and for a period of two years following) the first to occur of a significant financing round, an M&A event (as defined in the warrant), or our initial public offering, or a triggering event, to purchase up to $2.0 million of the type of shares issued in such triggering event at a 25% discount to the applicable price per share. The Series B preferred shares purchase agreement has set the price in which, and the amounts for which, the holders of the additional warrants are entitled to exercise their additional warrants.

•
Pursuant to the first Amendment to the Series A Preferred Share Purchase Agreements with other purchasers of our Series A Preferred Shares that we entered into in March 2015, such other purchasers purchased 939 of our Series A preferred shares (which can be converted into 939 of our ordinary shares at the current conversion rate of one ordinary share for one Series A preferred share and will be automatically converted into our ordinary shares at the then-current conversion rate upon the closing of this offering), for an aggregate purchase price of   $450,000, and we issued to such other purchasers of our Series A Preferred Shares warrants to purchase up to 234 of our applicable shares. In addition, we issued to such other purchasers of our Series A Preferred Shares additional warrants that are exercisable (and for a period of two years thereafter) upon the first to occur of a significant financing round, an M&A event (as defined in the warrant), or our initial public offering, or a triggering event to purchase up to $450,000 of the type of shares issued in such triggering event at a 25% discount to the applicable price per share. The Series B preferred shares purchase agreement has set the price in which, and the amounts for which, the holders of the additional warrants are entitled to exercise their additional warrants.

•
On August 5, 2015, the Company entered into the 2015 Convertible Loan with certain lenders. Pursuant to the loan agreement for the 2015 Convertible Loan, the lenders loaned us an aggregate amount of   $2.005 million. The 2015 Convertible Loan bore interest at a rate of 5% per year. The loan would also be automatically converted upon occurrence of the a 2015 Triggering Event into the equity securities and/or securities convertible into equity securities of the Company that were issued in such a transaction, at a 25% discount. In addition, the Company issued to each lender under the 2015 Convertible Loan the 2015 Warrants to purchase an additional 40% of the amount of our securities that would have been issued to such lender as a result of the automatic conversion following a 2015 Triggering Event at an exercise price of 125% of the applicable price per share. The 2015 Warrants were exercisable for the earlier of two years from the warrant issuance date or one year from consummation of an initial public offering. As part of the 2016 Convertible Loan, we granted the lenders a right to roll-over the 2015 Convertible Loan into the 2016 Convertible Loan. The lenders elected to roll-over an amount of  $1.057 million into the 2016 Convertible Loan and the reminder, in an amount of  $1.053 million (including interest and principal), was repaid by the Company in February 2017. There remain no amounts outstanding under the 2015 Convertible Loans, and no 2015 Warrants remain outstanding.

•
On June 14, 2016, the Company entered into the 2016 Convertible Loan with certain lenders for an aggregate amount of approximately $7.44 million. In addition, an amount of   $1.057 million of the 2015 Convertible Loan rolled over to the 2016 Convertible Loan. The 2016 Convertible Loan was given for a term of 18 months and bore interest at a rate of 5% per year. The 2016 Convertible Loan also granted each lender the right to invest in the next share issuance by the Company, an amount not to exceed the amount such lender invested in the 2016 Convertible Loan, at a price per share of the shares issued. The 2016 Convertible Loan was to be automatically converted upon the occurrence of a 2016 Triggering Event. Following the completion of the Series B Private Placement, which constituted a 2016 Triggering Event, the loan amount, together with all accrued interest was converted into Series B-1 preferred shares, under the terms and conditions of the 2016 Convertible Loan. In addition, the Series B preferred shares purchase agreement has set the price in which, and the amounts for which, the holders of the 2016 Warrants are entitled to exercise their 2016 Warrants.

•
Through May and during November 2016, a certain consultant received options to purchase 24 ordinary shares, exercisable within 60 days of March 31, 2018 at an exercise price of NIS 0.01 (par value) and expiring in 2022.

•
Pursuant to the Series B Preferred Share Purchase Agreements the company entered into from October to December 2017 with the other parties identified therein, such parties purchased from us an aggregate of 14,283 Series B preferred shares (which can be converted into 14,283 of our ordinary shares at the current conversion rate of one ordinary share for one Series B preferred share and will be automatically converted into our ordinary shares at the then-current conversion rate upon the closing of this offering) for an aggregate purchase price of   $13 million, and we issued to GP Nurmenkari Inc. representatives warrants to purchase up to 526 of the applicable shares.

•
In March 2017, a certain consultant received options to purchase 12 ordinary shares, exercisable within 60 days of March 31, 2018 at an exercise price of NIS 0.01 (par value) and expiring in March 2023.

•
Pursuant to the applicable Service Agreements entered into in April 2017, our directors Luke Beshar and Roger Garceau received options to acquire 6,970 and 1,608 ordinary shares, respectively, of which 3,485 and 804 ordinary shares, respectively, were exercisable within 60 days of March 31, 2018, with an exercise price of   $820 per share and expiring on December 1, 2026.

•
In November 2017, certain directors and officers received options to acquire 4,650 ordinary shares, of which 670 ordinary shares were exercisable within 60 days of March 31, 2018 at an exercise price of  $820 per share and expiring on November 15, 2023.

•
In January 2018, an officer received options to acquire 850 ordinary shares, of which 210 ordinary shares were exercisable within 60 days of March 31, 2018 at an exercise price of   $820 per share and expiring on January 15, 2024.

•
In January 2018, a certain consultant received options to acquire 250 ordinary shares, exercisable within 60 days of March 31, 2018 at an exercise price of  $273.88 per share and expiring on January 15, 2020.

No underwriter or underwriting discount or commission was involved in any of the transactions set forth in Item 7.

Item 8.   Exhibits and Financial Statement Schedules.
(a)   The following documents are filed as part of this registration statement:
Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1**	Fifth Amended and Restated Articles of Association of the Registrant (currently in effect).
3.2**	Form of Sixth Amended and Restated Articles of Association of the Registrant (to be effective upon the closing of this offering).
4.1**	Specimen Form of Ordinary Share Certificate.
4.2**	Form of Warrant issued by the Registrant pursuant to this offering.
4.3**	Form of Underwriter Warrant issued by the Registrant to Maxim Group LLC.
4.4**	Form of Warrant issued by the Registrant to Centillion Fund on each of January 29, 2014 and January 21, 2015.
4.5**	Form of additional Warrant issued by the Registrant to Centillion Fund on January 21, 2015.
4.6**	Form of Warrant issued by the Registrant to the lenders on June 24, 2016.
4.7**	Form of Warrant issued by the Registrant to GP Nurmenkari Inc.
5.1**	Opinion of Herzog Fox & Neeman, Israeli counsel to the Registrant, as to the validity of the ordinary shares and warrants.
5.2	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the Registrant, with respect to the warrants.
8.1**	Opinion of Davis Polk & Wardwell LLP as to U.S. tax matters.
10.1**	Patent Transfer Agreement, dated as of February 22, 2011, between the Registrant and Oramed Ltd.
10.2**	Convertible Financing Agreement, dated as of November 8, 2012, among the Registrant, D.N.A Biomedical Solutions, Ltd. and the lenders thereto.
10.3**	Convertible Financing Agreement, dated as of December 31, 2012, among the Registrant, D.N.A Biomedical Solutions, Ltd. and the lenders thereto.
10.4**	The Entera Bio Ltd. Share Incentive Plan.
10.5**	Series A Preferred Share Purchase Agreement, dated as of January 29, 2014, between the Registrant and Centillion Fund.
10.6**	First Amendment to Series A Preferred Share Purchase Agreement, dated as of June 18, 2014, between the Registrant and Centillion Fund.
10.7**	Second Amendment to Series A Preferred Share Purchase Agreement, dated as of January 21, 2015, between the Registrant and Centillion Fund.
10.8**	Third Amendment to Series A Preferred Share Purchase Agreement, dated as of November 2015, between the Registrant and Centillion Fund.
10.9**	Fourth Amendment to Series A Preferred Share Purchase Agreement, dated as of July 20, 2017, between the Registrant and Centillion Fund.
10.10**	Series B Preferred Share Purchase Agreement, dated as of October 4, 2017, October 25, 2017 and December 18, 2017, between the Registrant and the other parties thereto.
10.11**	Amended and Restated Investors’ Rights Agreement, dated as of October 4, 2017, between the Registrant and the other parties thereto.
10.12**	Form of indemnification agreement between the Registrant and its directors and executive officers.
10.13**	Form of Convertible Financing Agreement, dated as of June 14, 2016, among the Registrant and the lenders thereto.
10.14**	Service Agreement, dated April 6, 2017, between Roger Garceau and the Company.
10.15**	Service Agreement, dated April 6, 2017, between Luke Beshar and the Company.

Exhibit No.	Description
10.16**	Form of 2018 Equity Incentive Plan and forms of agreements thereunder (to be in effect upon the closing of this offering).
10.17**	Amendment No. 1 to the Series B Preferred Share Purchase Agreement, dated December 18, 2017, between the Registrant and the other parties thereto.
10.18**	Form of Warrant Agency Agreement
21.1**	List of subsidiaries.
23.1**	Consent of Kesselman & Kesselman, Certified Public Accountants, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
23.2	Consent of Herzog Fox & Neeman (included in Exhibits 5.1).
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibits 5.2 and 8.1)
24.1	Powers of Attorney (included on signature page).

*
To be filed by amendment.

**
Previously filed.

(b)
Financial Statement Schedules.

All schedules have been omitted because they are not required, are not applicable or the information is otherwise set forth in the Financial Statements and related notes thereto.
Item 9.   Undertakings
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referenced in Item 6 hereof, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
The undersigned Registrant hereby undertakes:
(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)
To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F (17 CFR 249.220f)” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3 (§239.33 of this chapter), a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or §210.3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)
To provide to the underwriter specified in the Underwriting Agreement, at the closing, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(6)
That for the purpose of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

(7)
That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX
Exhibit No.	Description
1.1**	Form of Underwriting Agreement.
3.1**	Fifth Amended and Restated Articles of Association of the Registrant (currently in effect).
3.2**	Form of Sixth Amended and Restated Articles of Association of the Registrant (to be effective upon the closing of this offering).
4.1**	Specimen Form of Ordinary Share Certificate.
4.2**	Form of Warrant issued by the Registrant pursuant to this offering.
4.3**	Form of Underwriter Warrant issued by the Registrant to Maxim Group LLC.
4.4**	Form of Warrant issued by the Registrant to Centillion Fund on each of January 29, 2014 and January 21, 2015.
4.5**	Form of additional Warrant issued by the Registrant to Centillion Fund on January 21, 2015.
4.6**	Form of Warrant issued by the Registrant to the lenders on June 24, 2016.
4.7**	Form of Warrant issued by the Registrant to GP Nurmenkari Inc.
5.1**	Opinion of Herzog Fox & Neeman, Israeli counsel to the Registrant, as to the validity of the ordinary shares and warrants.
5.2	Opinion of Davis Polk & Wardwell LLP, U.S. counsel to the Registrant, with respect to the warrants.
8.1**	Opinion of Davis Polk & Wardwell LLP as to U.S. tax matters.
10.1**	Patent Transfer Agreement, dated as of February 22, 2011, between the Registrant and Oramed Ltd.
10.2**	Convertible Financing Agreement, dated as of November 8, 2012, among the Registrant, D.N.A Biomedical Solutions, Ltd. and the lenders thereto.
10.3**	Convertible Financing Agreement, dated as of December 31, 2012, among the Registrant, D.N.A Biomedical Solutions, Ltd. and the lenders thereto.
10.4**	The Entera Bio Ltd. Share Incentive Plan.
10.5**	Series A Preferred Share Purchase Agreement, dated as of January 29, 2014, between the Registrant and Centillion Fund.
10.6**	First Amendment to Series A Preferred Share Purchase Agreement, dated as of June 18, 2014, between the Registrant and Centillion Fund.
10.7**	Second Amendment to Series A Preferred Share Purchase Agreement, dated as of January 21, 2015, between the Registrant and Centillion Fund.
10.8**	Third Amendment to Series A Preferred Share Purchase Agreement, dated as of November 2015, between the Registrant and Centillion Fund.
10.9**	Fourth Amendment to Series A Preferred Share Purchase Agreement, dated as of July 20, 2017, between the Registrant and Centillion Fund.
10.10**	Series B Preferred Share Purchase Agreement, dated as of October 4, 2017, October 25, 2017 and December 18, 2017, between the Registrant and the other parties thereto.
10.11**	Amended and Restated Investors’ Rights Agreement, dated as of October 4, 2017, between the Registrant and the other parties thereto.
10.12**	Form of indemnification agreement between the Registrant and its directors and executive officers.
10.13**	Form of Convertible Financing Agreement, dated as of June 14, 2016, among the Registrant and the lenders thereto.
10.14**	Service Agreement, dated April 6, 2017, between Roger Garceau and the Company.
10.15**	Service Agreement, dated April 6, 2017, between Luke Beshar and the Company.
10.16**	Form of 2018 Equity Incentive Plan and forms of agreements thereunder (to be in effect upon the closing of this offering).

Exhibit No.	Description
10.17**	Amendment No. 1 to the Series B Preferred Share Purchase Agreement, dated December 18, 2017, between the Registrant and the other parties thereto.
10.18**	Form of Warrant Agency Agreement
21.1**	List of subsidiaries.
23.1**	Consent of Kesselman & Kesselman, Certified Public Accountants, a member firm of PricewaterhouseCoopers International Limited, an independent registered public accounting firm.
23.2	Consent of Herzog Fox & Neeman (included in Exhibits 5.1).
23.3	Consent of Davis Polk & Wardwell LLP (included in Exhibits 5.2 and 8.1)
24.1	Powers of Attorney (included on signature page).

*
To be filed by amendment.

**
Previously filed.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Jerusalem, Israel, on June 26, 2018.
ENTERA BIO LTD.
By:
/s/ Dr. Phillip Schwartz

Name: Dr. Phillip Schwartz
Title:  Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Phillip Schwartz and Mira Rosenzweig, and each of them, as attorney-in-fact with full power of substitution, for him or her in any and all capacities, to do any and all acts and all things and to execute any and all instruments which said attorney and agent may deem necessary or desirable to enable the registrant to comply with the Securities Act, and any rules, regulations and requirements of the SEC thereunder, in connection with the registration under the Securities Act of ordinary shares of the registrant (the “Shares”), including, without limitation, the power and authority to sign the name of each of the undersigned in the capacities indicated below to the Registration Statement on Form F-1 (the “Registration Statement”) to be filed with the SEC with respect to such Shares, to any and all amendments or supplements to such Registration Statement, whether such amendments or supplements are filed before or after the effective date of such Registration Statement, to any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act, and to any and all instruments or documents filed as part of or in connection with such Registration Statement or any and all amendments thereto, whether such amendments are filed before or after the effective date of such Registration Statement, and each of the undersigned hereby ratifies and confirms all that such attorney and agent shall do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.
Signature	Title	Date
/s/ Dr. Phillip Schwartz Dr. Phillip Schwartz	Chief Executive Officer (Principal Executive Officer) and Director	June 26, 2018
/s/ Mira Rosenzweig Mira Rosenzweig	Chief Financial Officer (Principal Financial and Accounting Officer)	June 26, 2018
* David Ben Ami	Chairman of the Board	June 26, 2018
* Chaim Davis	Director	June 26, 2018
* Roger Garceau	Director	June 26, 2018
* Gerald Lieberman	Director	June 26, 2018
* Yonatan Malca	Director	June 26, 2018
* Zeev Bronfeld	Director	June 26, 2018
By: /s/ Phillip Schwartz Phillip Schwartz, Attorney-in-Fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of the Registrant in the United States on June 26, 2018.
By:
/s/ Richard Arthur

Name:
Richard Arthur

Title:
Assistant Secretary on behalf of Cogency Global Inc.